EXHIBIT 11

                    M. H. MEYERSON & CO., INC.
                 STATEMENT OF EARNINGS PER SHARE


Year ended January 31, 1996

Shares outstanding during the year ended January 31, 1996:
5,256,135 shares from February 1 to April 24, 1995  83 days    436,259,205
5,221,135 shares from April 25 to May 9, 1995       15 days     78,317,025
5,215,135 shares from May 10 to May 11, 1995         2 days     10,430,270
5,145,135 shares from May 12 to July 24, 1995       74 days    380,739,990
5,128,935 shares from July 25 to July 25, 1995       1 day       5,128,935
5,023,935 shares from July 26 to August 2, 1995      8 days     40,191,480
5,008,335 shares from August 3 to November 7, 1995 97 days 485,808,495 4,983,335 shares from November 8, 1995 to
   January 31, 1996                                 85 days    423,583,475
                                                   365       1,860,458,875
1,860,458,875 shares divided by 365 days = 5,097,148 average shares outstanding.

Equivalent shares using the modified treasury stock method:

175,500 options, exercise price $1.00    175,500  1.00      $ 175,500
205,000 options, exercise price $1.10    205,000  1.10      $ 225,500
Less: shares assumed to be purchased:   (200,500)           $(401,000)
                                         180,000            $    0

Total weighted average outstanding shares: 5,097,148 + 180,000 = 5,277,148 Earnings - year ended January 31, 1996 = $674,787
$674,787 / 5,277,148 = $0.13 earnings per share.

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Year ended January 31, 1997

Shares outstanding during the year ended January 31, 1997:

4,983,335 shares from February 1 to May 7 1996         97 days    483,383,495
4,993,335 shares from May 8, 1996 to January 31, 1997 269 days  1,343,207,115
                                                      366       1,826,590,610
1,826,590,610 shares divided by 366 days = 4,990,685 average shares outstanding.

Equivalent shares using the modified treasury stock method:

268,000 options, exercise price $1.00    268,000  1.00   $    268,000
205,000 options, exercise price $1.10    205,000  1.10   $    225,500
90,000 options, exercise price $2.25      90,000  2.25   $    202,500
200,000 options, exercise price $2.1875  200,000  2.1875 $    437,500
12,500 options, exercise price $2.50      12,500  2.50   $     31,250
300,000 options, exercise price $3.50    300,000  3.50   $  1,050,000
Less: shares assumed to be purchased    (545,169)        $ (2,214,750)
                                         530,331         $       0


Total weighted average outstanding shares: 4,990,685 + 530,331 = 5,521,016 Earnings - year ended January 31, 1997 = $1,819,963
$1,819,963 / 5,521,016 = $0.33 earnings per share.